EXHIBIT 4

GROUP AGREEMENT

This GROUP AGREEMENT is made as of November 1, 2013 (the "Agreement"), by and among (i) Cannell Capital LLC, Tristan Offshore Fund, Ltd., Tristan Partners, L.P., Cuttyhunk II Fund LLC, Tonga Partners, L.P. and J. Carlo Cannell (collectively, the "Cannell Parties") and (ii) Clinton Spotlight Master Fund, L.P., Clinton Magnolia Master Fund, Ltd., Clinton Relational Opportunity Master Fund, L.P., Clinton Relational Opportunity, LLC, GEH Capital, Inc., Channel Commerce Partners, L.P., Clinton Group Inc. and George E. Hall (collectively, the "Clinton Parties" and together with the Cannell Parties, the "Group" and individually "Group Members").

WHEREAS, certain of the undersigned are stockholders, direct and/or beneficial, of in excess of 10% in the aggregate of the common stock of ValueVision Media, Inc., a Minnesota corporation (the "Company"); and

WHEREAS, the Group wishes to enter into this Agreement pertaining to the potential to call a special meeting of the Company (a "Special Meeting") and related activities as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.      (a) The Cannell Parties and the Clinton Parties agree to (i) at the discretion of the Clinton Parties, jointly deliver a written demand in accordance with the bylaws of the Company to call a Special Meeting, the purposes of such meeting to be determined in the sole discretion of the Clinton Parties, and take such other action as may be required to effectuate such a demand and (ii) generally consult with each other regarding all purchases and sales of Securities of the Company by them or their affiliates. "Securities" shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.

(b) Furthermore, so long as this Agreement is in effect, each of the Cannell Parties and the Clinton Parties shall provide written notice to the others of (x) all of its purchases or sales of Securities of the Company; and (y) any Securities of the Company over which it acquires or disposes of beneficial ownership, no later than 24 hours after each such transaction.

2.      In connection with any filing with the Securities and Exchange Commission required by Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Section 16 of the Exchange Act ("Section 16") reporting ownership of Securities as a result of forming the Group and during the term of this Agreement, (i) the Clinton Parties shall pay all expenses, including legal expenses, incurred in connection with any filing required by Section 13(d) of the Exchange Act and (ii) each of the Cannell Parties and the Clinton Parties shall pay its pro rata portion of all expenses, including legal expenses, incurred in connection with any Section 16 filing.

3.      Each Group Member agrees that any filing with the Securities and Exchange Commission (including without limitation any filing required by Section 13(d) or Section 16 of the Exchange Act), press release or stockholder communication proposed to be made or issued by the Group or any of the Group Members in connection with the Group's activities shall be approved by the Clinton Parties. Each Group Member agrees that any Schedule 13D (including any amendment thereto) under the Exchange Act with respect to the Company ("Schedule 13D") shall be filed jointly by the Group Members, provided that the Clinton Parties shall prepare and timely file any such Schedule 13D. The Clinton Parties acknowledge that, subject to the Cannell Parties'

compliance with their obligations under Section 1(b) of this Agreement, they shall be responsible for the timely filing of any statement on such Schedule 13D.

4.      The relationship of the parties hereto shall be limited to carrying on the activities of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such activities as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as otherwise expressly provided herein, nothing herein shall restrict any party's right to purchase or sell Securities, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws. Each Group Member retains sole discretion over acquisitions and dispositions of, and voting authority over, the Securities that such Group Member holds or beneficially owns.

5.      This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6.      This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York. If any provision of this Agreement would be invalid under applicable law, then such provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent. In the event of any dispute among the parties hereto arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

7.      Any party hereto may terminate his/its obligations under this Agreement immediately upon written notice to all other parties. This Agreement will automatically terminate on the date that is the earlier of (i) 30 days after the date that no Group Member owns any Securities of the Company or (ii) the completion of the Special Meeting.

8.      Each of the parties hereto agrees that this Agreement shall be filed as an exhibit to a jointly filed Schedule 13D, such Schedule 13D to be prepared and filed in accordance with Section 3 of this Agreement. Each of the Clinton Parties, on the one hand, and the Cannell Parties, on the other, shall be responsible for the completeness and accuracy of the information concerning it contained in such Schedule 13D and any Section 16 filing, but shall not be responsible for the completeness and accuracy of the information concerning the other contained in such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate. Each of the Clinton Parties, on the one hand, and the Cannell Parties, on the other, shall be responsible for the preparation and filing of any Section 16 filing required to be filed with respect to such party.

9.      This Agreement shall be binding upon any affiliated person or entity, who becomes or may be deemed to have become the beneficial owner of any Securities, unless otherwise terminated by such affiliated person. Except as otherwise set forth in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No party hereto may assign any of its rights or obligations under this Agreement to any person without the prior written consent of the other parties hereto. This Agreement supersedes any prior written agreements among the parties.

10.  Each party acknowledges that Schulte Roth & Zabel LLP shall act as counsel for both the Group and the Clinton Parties relating to their investment in the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Group Agreement to be executed as of the date first written above.

CANNELL CAPITAL LLC

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member

TRISTAN OFFSHORE FUND, LTD.

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member of Cannell Capital LLC, Investment Advisor to Tristan Offshore, Ltd

TRISTAN PARTNERS, L.P.

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member of Cannell Capital LLC, General Partner of and Investment Advisor to Tristan Partners, L.P.

CUTTYHUNK II FUND

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member of Cannell Capital LLC, Investment Advisor to Cuttyhunk II Fund

TONGA PARTNERS, L.P.

/s/ Carlo Cannell
Name: J. Carlo Cannell
Title: Managing Member of Cannell Capital LLC, General Partner of and Investment Advisor to Tonga Partners, L.P.

/s/ Carlo Cannell
J. Carlo Cannell

CLINTON SPOTLIGHT MASTER FUND, L.P.
By: Clinton Group, Inc., its investment manager

/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Chief Financial Officer

CLINTON MAGNOLIA MASTER FUND, LTD. By: Clinton Group, Inc., its investment manager
/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Chief Financial Officer

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P. By: Clinton Relational Opportunity, LLC, its investment manager
/s/ John Hall
Name: John Hall
Title: Authorized Signatory

CLINTON RELATIONAL OPPORTUNITY, LLC

/s/ John Hall
Name: John Hall
Title: Authorized Signatory

GEH CAPITAL, INC.

/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Comptroller

CHANNEL COMMERCE PARTNERS, L.P. By: Clinton Group, Inc., its investment manager

/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Chief Financial Officer

CLINTON GROUP, INC.
/s/ Francis Ruchalski
Name: Francis Ruchalski
Title: Chief Financial Officer

/s/ George E. Hall
George E. Hall